UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2015 (March 12, 2015)

DanDrit Biotech USA, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DanDrit Biotech A/S

Fruebjergvej 3 Box 62

2100 Copenhagen, Denmark

 (Address of Principal Executive Offices)

+45 39179840

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On March 13, 2015, DanDrit Biotech USA, Inc. (the “Company”), DanDrit Biotech A/S, the wholly owned subsidiary of the Company (“DanDrit Denmark”) and Robert E. Wolfe entered into an Agreement pursuant to which Mr. Wolfe ceased to be Chief Financial Officer of DanDrit Denmark effective as of the date a replacement Chief Financial Officer is engaged (the “Agreement”). It is currently anticipated that Mr. Wolfe will continue to serve as the Chief Financial Officer of the Company through a transition period that will end following the date that the Company files its Annual Report on Form 10-K for the year ended December 31, 2014 (the “Transition Period”). In accordance with the terms of the Agreement and except as amended by the Agreement, the CFO Service Agreement between DanDrit Denmark and Mr. Wolfe, dated as of February 10, 2014 (the “Wolfe Employment Agreement”) will remain in effect through October 31, 2015 (the “Termination Date”). In addition, Mr. Wolfe is entitled to receive (i) all salary payable in accordance with the terms of the Wolfe Employment Agreement, along with any unpaid accrued expenses, through the Termination Date; (ii) attorney fees of up to a maximum of $4,000; (iii) a bonus in an amount equal to $10,000 following the filing of the Company’s Annual Report on Form 10K for the year ended December 31, 2014; and (iv) a fee of $150.00 per hour for any consulting services that Mr. Wolfe may provide in connection with the filing and completion of the Company’s current and periodic filings with the Securities and Exchange Commission; provided that the first 100 hours of consultant services provided from May 1, 2015 through October 31, 2015 shall not be billable. Other than as described above, the terms of the Wolfe Employment Agreement will continue to govern Mr. Wolfe’s relationship with the Company and DanDrit Denmark in all material respects through the Termination Date. In addition, Mr. Wolfe continues to serve as a director of the Company.

In connection with Mr. Wolfe’s departure as Chief Financial Officer of DanDrit Denmark, Lone Degn was appointed to serve as Chief Financial Officer of DanDrit Denmark effective as of March 12, 2015. Subject to approval by the Company’s board of directors and Mr. Wolfe’s resignation as Chief Financial Officer of the Company, it is currently anticipated that Ms. Degn will be appointed to replace Mr. Wolfe upon the effective date of his resignation following the Transition Period.

In accordance with the terms of a Contract of Employment, dated as of the Effective Date by and between DanDrit Denmark and Ms. Degn (the “Degn Employment Agreement”), Ms. Degn will be employed by DanDrit Denmark for an indefinite term unless earlier terminated pursuant to the terms therein. The Degn Employment Agreement provides that Ms. Degn will receive a salary of DKK 60,000 gross per month, to be paid monthly on the last business day of each month and subject to annual review and increases by the board of directors of DanDrit Denmark, as it deems appropriate.

In addition to her salary, Ms. Degn will be entitled to receive reimbursement of all reasonable costs and expenses incurred in connection with the performance of her duties in accordance with the terms of the Degn Employment Agreement In addition, DanDrit Denmark has agreed to contribute an amount equal to ten percent (10%) of Ms. Degn’s yearly salary to a pension fund or bank account established for such purpose.

Either DanDrit Denmark or Ms. Degn may terminate the employment in accordance with the Danish Salaried Employees Act.

The foregoing descriptions of the Agreement and the Degn Employment Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreement and the Degn Employment Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K respectively, each incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information described in Item 1.01 is incorporated by reference herein.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1	Agreement by and between DanDrit Denmark and Mr. Robert Wolfe, dated March 13, 2015.*

10.2	Employment Agreement by and between DanDrit Denmark and Ms. Lone Degn, dated March 12, 2015.*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

Date: March 18, 2015	By:	/s/ Eric Leire
Dr. Eric Leire, Chief Executive Officer and President

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